 Table of Contents

EXHIBIT 21

CKRUSH, INC.

Subsidiaries

Beer League Holdings, LLC

Ckrush Direct, Inc.,

Ckrush Entertainment, Inc.,

Ckrush Sports, Inc

Identity Films & Company, LLC

TV The Movie Holdings, LLC